SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-22609                                          84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



         1801 California Street            Denver, Colorado              80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-5109
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 5.  Other Items.

On April 30, 2002, Qwest Communications International Inc. ("Qwest") announced its financial results for the 1st quarter of 2002. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Note to readers: Please see the attached press release for definitions of certain terms.

On April 30, 2002, Qwest also hosted a conference call with media, analysts, investors and other interested persons during which it discussed its revised guidance. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

o In order to achieve its financial guidance for the year, if one were to annualize the reported revenues and adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) for the 1st quarter of 2002, it would be necessary to generate $750 million in incremental revenues and $800 million in incremental adjusted EBITDA. With respect to revenues, Qwest expects it can generate incremental revenues from historical seasonal impacts from directory services ($250 million) and consumer services ($25 million); continued implementation of its existing dial and IP (Internet Protocol) contracts ($50 million); additional market share in the business and wholesale services segments, particularly in data and IP services ($400 million); and long distance services in its local service territory after receiving Section 271 approval ($30 million). With respect to adjusted EBITDA, it expects it can generate incremental adjusted EBITDA from the incremental revenue sources discussed above ($250 million); staffing and employee related savings from reductions previously announced ($250 million); profitability improvement efforts ($150 million); optimizing network, access and facilities costs ($70 to $100 million); and additional consolidation of overhead functions and continued general and administrative cost management ($50 million). Qwest cautions that these estimates of incremental revenues and adjusted EBITDA, while provided with numerical specificity, are illustrative only. While Qwest currently expects to generate incremental revenues and adjusted EBITDA as described above, actual sources of incremental revenues and adjusted EBITDA may vary, in some cases significantly, from the illustrative estimates described above. Qwest has a greater expectation of achieving its financial guidance (as described in the attached press release and reiterated below) than of achieving the illustrative estimates of incremental revenues or adjusted EBITDA.

o It reiterated its financial guidance for the full year 2002 for revenue, adjusted EBITDA and capital expenditures, and provided a breakdown of its guidance between local services on the one hand and long-distance voice, data and Internet services on the other hand, as described below. It did not provide quarterly guidance or guidance for any periods other than the full year 2002.

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          o    For 2002, it expects recurring revenues for local services to decline by 3% to 4% compared with 2001. The decline is greater than that projected by the other RBOCs owing to, among other things, the fact that these companies had large wireless franchises and in some cases had received Section 271 approval, and the economic conditions in Qwest's local service territory. It expects recurring revenues for long-distance voice, data and Internet services to grow by 5% to 10% compared with 2001. It expects total recurring revenues to decline by (2%) to 0% compared with 2001.

          o For 2002, it expects adjusted EBITDA margins in the range of the mid-40s for local services and mid-single digits for long-distance voice, data and Internet services.

          o For 2002, it expects capital expenditures between $2.6 and $2.7 billion for local services and between $500 and $600 million for long-distance voice, data and Internet services.

o    It expects net debt at the end of 2002 of just over $25 billion.

Forward Looking Statements Warning
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This Current Report on Form 8-K may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report on Form 8-K. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies.

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The information contained in this Current Report on Form 8-K is a statement of
Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 99.1      Press Release dated April 30, 2002.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: May 1, 2002                      By: /s/ YASH A. RANA
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                                           Yash A. Rana
                                           Vice President

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                                  EXHIBIT INDEX


         Exhibit 99.1      Press Release dated April 30, 2002.


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